UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2013

VERAMARK TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-13898	16-1192368
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1565 Jefferson Road, Rochester, NY 14623

(Address of principal executive offices)

(585) 381-6000

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Veramark Technologies, Inc., a Delaware corporation (the “Company”) on June 17, 2013, the Company is party to an Agreement and Plan of Merger, dated as of June 11, 2013 (the “Merger Agreement”), with Hubspoke Holdings, Inc., a Delaware corporation (“Hubspoke”), and TEM Holdings Inc., a former Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Hubspoke. Pursuant to the Merger Agreement, on June 17, 2013, Merger Sub commenced a tender offer to acquire all of the outstanding shares of common stock, par value $0.10 per share, of the Company (“Shares”), for $1.18 per Share, net to the seller in cash (the “Offer Price”), in each case, subject to adjustment for stock splits, stock dividends and similar events, without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the offer to purchase, dated June 17, 2013 (as amended or supplemented, the “Offer to Purchase”), and the related letter of transmittal (as amended or supplemented, the “Letter of Transmittal” and together with the Offer to Purchase, the “Offer”).

The Offer expired at 12:00 midnight Eastern Time on the evening of July 15, 2013 (the “Expiration Date”), as scheduled. The depositary for the tender offer advised Hubspoke and Merger Sub that, as of the Expiration Date, a total of 9,905,525 Shares had been validly tendered and not withdrawn pursuant to the Offer, which tendered Shares represent approximately 90.81% of the outstanding Shares as of the Expiration Date. On July 16, 2013, Merger Sub accepted for payment (such time of acceptance for payment, the “Acceptance Time”) all such Shares validly tendered and not withdrawn pursuant to the Offer on or prior to the Expiration Date.

On July 22, 2013, Hubspoke and Merger Sub effected a short-form merger under Delaware law pursuant to which Merger Sub merged with and into the Company (the “Merger”). At the effective time of the Merger (the “Effective Time”), the Company was the surviving corporation and is now a wholly owned subsidiary of Hubspoke.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note, Item 5.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

Upon the closing of the Merger, the Company became a wholly-owned subsidiary of Hubspoke. In connection with the completion of the Merger, the Company has informed the OTC Bulletin Board of the Merger and requested that trading in the Company’s common stock be suspended and that the Company’s common stock be withdrawn from quotation on the OTC Bulletin Board. The Company intends to file with the SEC a Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would terminate and suspend the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in the Introductory Note and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Change in Control of Registrant.

As described in the Introductory Note above, at the Acceptance Time, Merger Sub accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer on or prior to the Expiration Date. As a result of the acceptance of such Shares, a change in control of the Company has occurred.

Following the completion of the Offer, Merger Sub owned more than 90% of the issued and outstanding Shares, and Merger Sub was able to effect a short-form merger with the Company without prior notice to, or the approval or consent of, the Company’s stockholders, as permitted by Delaware law. Upon consummation of the Merger, the Company became a wholly owned subsidiary of Hubspoke. As a result of the Merger, each of the remaining outstanding Shares (other than Shares that are held by any stockholders who properly demand appraisal in connection with the Merger) was converted into the right to receive the same $1.18 in cash per Share, without interest and less any applicable withholding taxes, that was paid in the Offer (the “Merger Consideration”), except for Shares then owned by Hubspoke, Merger Sub or the Company (as treasury stock or otherwise) or any of their respective wholly owned subsidiaries, which Shares were cancelled and retired and ceased to exist, and no consideration was delivered in exchange therefor. Each of the 1,000 shares of common stock, par value $0.0001, of Merger Sub that was issued and outstanding immediately prior to the Merger was converted into one share of common stock, par value $0.0001 per share, of the Company, as the surviving corporation of the Merger. The depositary, acting as the paying agent for the Merger, will mail to the remaining former stockholders of the Company materials necessary to exchange their former Shares for such payment. Following the Merger, Hubspoke owns 1,000 shares of common stock of the Company, representing all of the issued and outstanding shares of common stock of the Company.

The total amount of funds required by Merger Sub to consummate the Offer and purchase all outstanding Shares in the Offer and to provide funding in connection with the Merger was approximately $13.5 million, plus related fees and expenses. Hubspoke provided Merger Sub with sufficient funds to purchase all Shares that were validly tendered in the Offer and not withdrawn and to pay for the Merger Consideration. Hubspoke provided these funds from its available cash together with an equity contribution from Clearlake Capital Partners II, L.P. (“Clearlake”), an affiliate of each of Hubspoke and Merger Sub.

The other information required by Item 5.01(a) of Form 8-K is contained in (i) the Company’s Solicitation/Recommendation Statement on Schedule 14D-9, originally filed with the SEC on June 17, 2013, including the Information Statement comprising Annex I thereto, as subsequently amended and supplemented, and (ii) the Tender Offer Statement on Schedule TO, originally filed by Clearlake, Hubspoke and Merger Sub with the SEC on June 17, 2013, as subsequently amended and supplemented, and such information is incorporated herein by reference.

The information contained in the Introductory Note and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on June 17, 2013.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements to Certain Officers.

Pursuant to the Merger Agreement, on July 22, 2013, the directors of Merger Sub immediately prior to the Effective Time, which consisted of Behdad Eghbali, Keith Bradley, Prashant Mehrotra and Kevin A. Wood, became the directors of the Company following the Merger. At the same time, Kevin A. Wood was appointed as President and Chief Executive Officer and Michael Mele was appointed as Chief Financial Officer. Information regarding such directors and officers has been previously disclosed in the Information Statement contained in the Schedule 14D-9, which was filed by the Company with the SEC on June 17, 2013 and is incorporated herein by reference.

The disclosure contained in the Introductory Note is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on June 17, 2013.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the consummation of the Merger, the Company’s Amended and Restated Certificate of Incorporation, as amended, and its Amended and Restated Bylaws were amended and restated in their entirety to be identical to the Certificate of Incorporation and Bylaws of Merger Sub as in effect immediately prior to the consummation of the Merger, except that the name of the surviving corporation set forth therein is “Veramark Technologies, Inc.” Copies of the Certificate of Incorporation and Bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Incorporation of Veramark Technologies, Inc.

3.2	Bylaws of Veramark Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly announced.

VERAMARK TECHNOLOGIES, INC.

Date: July 22, 2013
	By:	/s/ Kevin A. Wood
	Name:	Kevin A. Wood
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation of Veramark Technologies, Inc.

3.2	Bylaws of Veramark Technologies, Inc.